Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement of Cray Inc. (SEC Reg. No. 333-114324) of our report dated March 5, 2007, appearing in the Annual Report on Form 10-K/A of Cray Inc. and Subsidiaries for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/S/ PETERSON SULLIVAN PLLC
September 24, 2007
Seattle, Washington